   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2007.

                                                              FILE NO. 033-63829

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  ------------

                            POST-EFFECTIVE AMENDMENT
                               NO. 15 TO FORM S-2
                                  ON FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        UNION SECURITY INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                      IOWA

         (State or other jurisdiction of incorporation or organization)

                                      6311

            (Primary Standard Industrial Classification Code Number)

                                   81-0170040

                    (I.R.S. Employer Identification Number)

                              576 BIELENBERG DRIVE
                           WOODBURY, MINNESOTA 55125
                                 (651) 738-4000

              (Address, including zip code, and telephone number, including area codes of registrant's principal executive offices)

                                RICHARD J. WIRTH
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
       (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

                                  ------------

/X/ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ / If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

The Prospectus (including all financial statements) for TD Waterhouse variable annuity are incorporated in Part I of this Post-Effective Amendment No. 15, by reference to Post-Effective Amendment No. 14 to the Registration Statement on Form S-1 (File No. 033-63829), as filed on April 7, 2006, and declared effective on May 1, 2006.

The supplement to the Prospectus for TD Waterhouse variable annuity, dated January 16, 2007, is included in Part I of this Post-Effective Amendment No. 15.

                                     PART I

              SUPPLEMENT DATED JANUARY 16, 2007 TO YOUR PROSPECTUS

ING VP Natural Resources Trust:

On January 4, 2007, shareholders approved the reorganization of ING VP Natural Resources Trust with and into ING Global Resources Portfolio. All assets of ING VP Natural Resources Trust will be transferred into ING Global Resources Portfolio, and shareholders of ING VP Natural Resources Trust will receive shares of ING Global Resources Portfolio. The merger occurred on January 12, 2007.

As a result, if any of your Contract Value was invested in ING VP Natural Resources Trust Sub-Account, that Contract Value was merged into ING Global Resources Portfolio Sub-Account. Effective as of the close of trading on the New York Stock Exchange on January 12, 2007, if any portion of your future Premium Payments were allocated to ING VP Natural Resources Trust Sub-Account, you should re-direct that allocation to another Sub-Account available under your Contract.

Effective as of the close of trading of the New York Stock Exchange on January 12, 2007, any Dollar Cost Averaging, InvestEase(R) , Asset Rebalancing Program, Automatic Income or other administrative program that includes transfers of Contract Value or allocations of ING VP Natural Resources Trust Sub-Account established on or before January 12, 2007, will be updated to reflect ING Global Resources Portfolio.

Effective as of the close of trading of the New York Stock Exchange on January 12, 2007, all references and information contained in the prospectus for your Contract related to ING VP Natural Resources Trust are deleted.

ING Global Resources Portfolio:

The following is added in alphabetical order to the sub-section entitled "The Funds" under the section entitled "General Contract Information":

SUB-ACCOUNT                                                            ADVISOR                         OBJECTIVE SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
ING GLOBAL RESOURCES PORTFOLIO SUB-ACCOUNT which         Directed Services Inc., Sub-Advised  Long-term capital appreciation purchases shares of the ING Global Resources Portfolio  by ING Investment Management
                                                         Company

The following paragraph is added to the prospectus as the last sentence of the first paragraph in the "Accumulation Unit Values" table:

     There is no information for ING Global Resources Portfolio Sub-Accounts because as of December 31, 2005, the Sub-Accounts had not commenced operation.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-6078

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Fortis Benefit's By-Laws provide for indemnity and payment of expenses of Fortis Benefits's officers, directors and employees in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable Iowa law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and if such person has received no improper personal benefit, and in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful.

     There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                       DESCRIPTION                                    METHOD OF FILING
------------------------------------------------------------------------------------------------------------
    1       Underwriting Agreement                          Incorporated by reference to Post-Effective
                                                            Amendment No. 7 to the Registration Statement
                                                            File No. 333-43805 filed with the Commission on
                                                            April 4, 2002.
    3  (a)  Articles of Incorporation                       Incorporated by reference to Post-Effective
                                                            Amendment No. 14 to the Registration Statement
                                                            File No. 333-79701 filed with the Commission on
                                                            October 21, 2005.
    3  (b)  By-laws                                         Incorporated by reference to Post-Effective
                                                            Amendment No. 14 to the Registration Statement
                                                            File No. 333-79701 filed with the Commission on
                                                            October 21, 2005.
    4       Variable Annuity Contract                       Incorporated by reference to the initial
                                                            Registration Statement File No. 333-63935 filed
                                                            with the Commission on November 2, 1995.
    5       Opinion re legality                             Filed herewith.
   21       Subsidiaries of the Registrant                  Incorporated by reference to Post-Effective
                                                            Amendment No. 15 to Registration Statement File
                                                            No. 333-79701 filed with the Commission on April
                                                            7, 2006.
   23  (a)  Legal Consent                                   Filed herewith as Exhibit 5.
   23  (b)  Consent of PricewaterhouseCoopers LLP,          Filed herewith.
            Independent Registered Public Accounting Firm
   24       Copy of Power of Attorney                       Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
              ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 16th day of January, 2007.

UNION SECURITY INSURANCE COMPANY

By:    P. Bruce Camacho                     *By:   /s/ John F. Kennedy
       -----------------------------------         -----------------------------------
       P. Bruce Camacho                            John F. Kennedy
       President and Chief Executive               Attorney-in-Fact
       Officer*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

S. Craig Lemasters
 Director*
Robert B. Pollock
  Chairman of the Board, Director*
Michael J. Peninger
  Director*                                                        *By:   /s/ John F. Kennedy
                                                                          -----------------------------------
Peter A. Walker                                                           John F. Kennedy
 Director*                                                                Attorney-in-Fact
Lesley G. Silvester
  Director*                                                        Date:  January 16, 2007
P. Bruce Camacho
  President and Chief Executive Officer*

333-

                                 EXHIBIT INDEX

        5  Opinion and Consent of Douglas R. Lowe, Esq., corporate counsel of Union Security Insurance Company.
    23(a)  Legal Consent filed as part of Exhibit 5.
    23(b)  Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
       24  Copy of Power of Attorney.